EXHIBIT 99.1

FOR IMMEDIATE RELEASE
CenterState Banks, Inc. to Acquire Hometown of Homestead Banking Company

DAVENPORT, FL., October 27, 2015 -- CenterState Banks, Inc. (Nasdaq-GS: CSFL) announced today the signing of a definitive merger agreement under which CenterState will acquire Hometown of Homestead Banking Company (“HBC”), the parent company of 1st National Bank of South Florida ( “1st National”).

1st National, which is headquartered in Homestead, Florida, currently operates 6 banking locations in the Miami-Fort Lauderdale-West Palm Beach MSA.  As of June 30, 2015, 1st National reported assets of $346 million, gross loans of $204 million and deposits of $283 million.

"1st National is an excellent complement to our recent acquisition of Community Bank of South Florida,” said Ernie Pinner, Executive Chairman of CenterState Banks, Inc.  “The combination of the two acquisitions helps us to further penetrate the attractive South Miami-Dade market.”

Upon completion of the acquisition, the combined company will have approximately $4.7 billion in assets, $3.1 billion in loans and $3.9 billion in deposits, inclusive of the pending acquisition of Community Bank of South Florida, Inc.  This transaction will further solidify CenterState’s position as one of the largest Florida-based community banks and is expected to result in high single-digit EPS accretion when fully phased in.

“1st National, founded in 1932, has a long established presence in South Miami-Dade county, and we look forward to weloming their customers and employees to our growing Florida franchise,” said John Corbett, President & CEO of CenterState.

The merger agreement has been unanimously approved by the boards of directors of each company. The transaction is expected to close late in the first quarter of 2016 and is subject to customary conditions, including both regulatory approvals and HBC shareholder approval.   Subject to the terms of the merger agreement, HBC shareholders will receive $1.25 in cash for each share of HBC’s common stock, which equates to an aggregate deal value of $19.1 million.

“We are excited to have this opportunity to partner with CenterState, a like-minded Florida headquartered community bank. The combination provides valuable additional products and services for our customers as well as access to an expanded branch network,” said David Peyton, President & CEO of 1st National.

Keefe, Bruyette & Woods, Inc. served as financial advisor to CenterState Banks, Inc. and Smith Mackinnon, PA provided legal counsel to CenterState Banks, Inc.  Sandler O’Neill + Partners, L.P. served as financial advisor to Hometown of Homestead Banking Company, and BuckleySandler LLP served as legal counsel.

Conference Call Information

CenterState Banks, Inc. will host a conference call on October 28th at 10:00 a.m. EDT.  The conference call can be accessed by dialing 1-866-393-0571. The conference passcode is 55611754. There will also be a live audio webcast of this call available by visiting the link at CenterState’s website at www.centerstatebanks.com and a presentation with additional information regarding the transaction will be available on the Investor Relations page of www.centerstatebanks.com. A replay of the call will be available after the close of business on October 28th on the Investor Relations page of the CenterState Banks website, www.centerstatebanks.com.

CenterState Banks, Inc.

CenterState Banks, Inc., headquartered in Davenport, Florida, is a bank holding company with one nationally chartered bank: CenterState Bank of Florida, NA. The Company operates through 57 branches in 20 counties throughout Florida, providing traditional deposit and lending products and services to its commercial and retail customers. The Company, through its Correspondent Banking Division, also provides correspondent banking services to approximately 600 community banks located throughout the United States.

Investor Relations

Contacts:	Ernest S. Pinner	John C. Corbett	James J. Antal	Stephen D. Young
	Executive Chairman	President & CEO	Chief Financial Officer	Treasurer & Bank COO
	(863) 419-7732	(863) 293-4710	(863) 419-7775	(863) 294-8100

Forward Looking Statements:

Some of the statements in this news release constitute forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, the Securities Act of 1933 and the Securities Exchange Act of 1934.  These statements related to future events, other future financial and operating performance, costs, revenues, economic conditions in our markets, loan performance, credit risks, collateral values and credit conditions, or business strategies, including expansion and acquisition activities and may be identified by terminology such as “may,” “will,” “should,” “scheduled,” “plans,” “intends,” “anticipates,” “expects,” “believes,” estimates,” “potential,” or “continue” or negative of such terms or other comparable terminology.  Such forward-looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving CenterState and HBC, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical facts.  Actual events or results may differ materially.  In evaluating these statements, you should specifically consider the factors described throughout this report. In addition to factors previously disclosed in CenterState’s SEC reports, the following factors among others, could cause actual results to differ materially from forward-looking statements: ability to obtain regulatory approvals and meet other closing conditions to the merger, including approval by CenterState and HBC shareholders, on the expected terms and schedule; delay in closing the merger; difficulties and delays in integrating the CenterState and HBC businesses or fully realizing cost savings and other benefits; and the reaction to the transaction of the companies’ customers, employees and counterparties. We cannot assure you that future results, levels of activity, performance or goals will be achieved, and actual results may differ from those set forth in the forward looking statements.  Forward-looking statements, with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of the Company or any of its subsidiaries to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.  You should not expect us to update any forward-looking statements.  All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2014, and otherwise in our SEC reports and filings.